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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

Central Co-operative Bank              100% owned by the Company, incorporated
                                       under the laws of the Commonwealth of
                                       Massachusetts.

Central Securities Corporation         100% owned by the Bank, incorporated
                                       under the laws of the Commonwealth of
                                       Massachusetts.

Central Securities Corporation II      100% owned by the Bank, incorporated
                                       under the laws of the Commonwealth of
                                       Massachusetts.

Central Bancorp Capital Trust I        100% owned by the Company, incorporated
                                       under the laws of the State of Delaware